Exhibit 10.5

CORTEX PHARMACEUTICALS, INC.

Non-Qualified Stock Option Agreement

This Stock Option Agreement (“Agreement”) is entered into as of March 5, 2007 by and between Cortex Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and Leslie J. Street (the “Optionee”).

1. Grant of Option. The Company hereby grants to Optionee a non-qualified option (the “Option”) to purchase all or any portion of a total of 100,000 shares (the “Shares”) of the Common Stock of the Company at a purchase price of $1.68 per share (the “Exercise Price”), subject to the terms and conditions set forth herein. This Option is not intended to qualify and will not be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Vesting of Option. The right to exercise this Option shall vest in installments, and this Option shall be exercisable from time to time in whole or in part as to any vested installment, in accordance with the vesting schedule as provided below:

33,334 shares on March 5, 2008
33,333 shares on March 5, 2009
33,333 shares on March 5, 2010

No additional shares shall vest after, and the portion of the Option related to such additional shares shall terminate upon the date of, termination of Optionee’s “Continuous Service” (as defined in Section 3 below), but this Option shall continue to be exercisable in accordance with Section 3 hereof with respect to that number of shares that have vested as of the date of termination of Optionee’s Continuous Service.

3. Term of Option. Optionee’s right to exercise this Option shall terminate upon the first to occur of the following:

(a) the expiration of ten years from the date of this Agreement;

(b) the expiration of three months from the date of termination of Optionee’s Continuous Service if such termination occurs for any reason other than permanent disability or death; provided, however, that if Optionee dies during such three-month period the provisions of Section 3(d) below shall apply;

(c) the expiration of one year from the date of termination of Optionee’s Continuous Service if such termination is due to permanent disability of Optionee (as defined in Section 22(e)(3) of the Code); or

(d) the expiration of one year from the date of termination of Optionee’s Continuous Service if such termination is due to Optionee’s death or if death occurs during the period following termination of Optionee’s Continuous Service pursuant to Section 3(b) above;

(e) the consummation of a “Change in Control” (as defined in Section 8 below) unless otherwise provided pursuant to Section 8 hereof.

As used herein, the term “Continuous Service” means (i) employment by either the Company or any parent or subsidiary corporation of the Company, or by a corporation or a parent or subsidiary of a corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies, which is uninterrupted except for vacations, illness (except for permanent disability, as defined in Section 22(e)(3) of the Code), or leaves of absence which are approved in writing by the Company or any of such other employer corporations, if applicable, (ii) service as a member of the Board of Directors of the Company until Optionee resigns, is removed from office, or Optionee’s term of office expires and he or she is not reelected, or (iii) so long as Optionee is engaged as a consultant or service provider to the Company or other corporation referred to in clause (i) above.

4. Exercise of Option.

(a) Prior to termination of this Option in accordance with Section 3 above, this Option may be exercised in whole or in part by Optionee (or, after his or her death, by the person designated in Section 5 below) upon delivery of the following to the Company at its principal executive offices:

(i) a written notice of exercise that identifies this Agreement and states the number of Shares then being purchased (but no fractional Shares may be purchased);

(ii) a check or cash in the amount of the Exercise Price (or payment of the Exercise Price in such other form of lawful consideration as the “Administrator” (as defined in Section 12 below) may approve from time to time); and

(iii) a check or cash in the amount reasonably requested by the Company to satisfy the Company’s withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by Optionee in connection with the exercise of this Option (unless the Company and Optionee shall have made other arrangements for deductions or withholding from Optionee’s wages, bonus or other compensation payable to Optionee, provided such arrangements satisfy the requirements of applicable tax laws in the opinion of the Company’s tax advisors).

(b) The Company may require Optionee, or any “Successor” as defined in Section 5 below, as a condition of exercising this Option, (i) to give written assurances satisfactory to the Company as to Optionee’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the Shares subject to the Option for such person’s own account and not with any present intention of selling or otherwise distributing the Shares. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the Shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

(c) Notwithstanding anything to the contrary contained herein, this Option may not be exercised unless the Shares issuable upon exercise of this Option are then registered under the Securities Act or, if such Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

5. Death of Optionee; No Assignment. The rights of Optionee under this Agreement may not be assigned or transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of Optionee only by such Optionee. Any attempt to sell, pledge, assign, hypothecate, transfer or dispose of this Option in contravention of this Agreement shall be void and shall have no effect. If Optionee’s Continuous Service terminates as a result of his or her death, and provided Optionee’s rights hereunder shall have vested pursuant to Section 2 hereof, Optionee’s legal representative, his or her legatee, or the person who acquired the right to exercise this Option by reason of the death of Optionee (individually, a “Successor”) shall succeed to Optionee’s rights and obligations under this Agreement. After the death of Optionee, only a Successor may exercise this Option.

6. Limitation of Company’s Liability for Nonissuance. The Company agrees to use its reasonable best efforts to obtain from any applicable regulatory agency such authority or approval as may be required in order to issue and sell the Shares to Optionee pursuant to this Option. Inability of the Company to obtain, from any such regulatory agency, authority or approval deemed by the Company’s counsel to be necessary for the lawful issuance and sale of the Shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority or approval shall not have been obtained.

7. Adjustments Upon Changes in Capital Structure. In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the number of Shares subject to the unexercised portion of this Option and to the Exercise Price per share, in order to preserve, as nearly as practical, but not to increase, the benefits of Optionee under this Option.

8. Change in Control. In the event of a Change in Control (as defined below) of the Company, the Administrator in its discretion may take one or more of the following actions: (a) provide for the purchase of this Option for an amount of cash or other property that could have been received upon the exercise of this Option had this Option been currently exercisable, (b) adjust the terms of this Option in a manner determined by the Administrator to reflect the Change in Control, (c) cause the Option to be continued or assumed, or new rights substituted therefor, by the surviving or another entity, through the continuance or assumption of this Option, or the substitution for this Option of a new option of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and Exercise Price, in which event this Option, or the new option shall continue in the manner and under terms so provided or (d) make such other provision as the Administrator may consider equitable. If the Administrator does not take any of the forgoing actions, this Option shall terminate upon the consummation of the Change in Control and the Administrator shall cause written notice of the proposed transaction to be given to Optionee not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction, provided however that whether or not provision is made for continuance, assumption or substitution of outstanding Options, then concurrent with the effective date of the Change of Control, all Options not previously terminated shall be accelerated and concurrent with such date, the holders of such Options shall have the right to exercise such Options in respect to any or all shares subject thereto.

For purposes of this Agreement, the term “Change in Control” shall mean (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of more than fifty percent (50%) of the outstanding securities of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated; (iii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; (iv) a complete liquidation or dissolution of the Company; or (v) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

9. No Employment Contract Created. Neither the granting of this Option nor the exercise hereof shall be construed as granting to Optionee any right with respect to continuance of employment by the Company or any of its subsidiaries. The right of the

Company or any of its subsidiaries to terminate at will Optionee’s employment at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved.

10. Rights as Stockholder. Optionee (or transferee of this option by will or by the laws of descent and distribution) shall have no rights as a stockholder with respect to any Shares covered by this Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

11. “Market Stand-Off” Agreement. Optionee agrees that, if requested by the Company or the managing underwriter of any proposed public offering of the Company’s securities, Optionee will not sell or otherwise transfer or dispose of any Shares held by Optionee without the prior written consent of the Company or such underwriter, as the case may be, during such period of time, not to exceed 180 days following the effective date of the registration statement filed by the Company with respect to such offering, as the Company or the underwriter may specify.

12. Interpretation. The Administrator shall interpret and construe this Option and any action, decision, interpretation or determination made in good faith by the Administrator shall be final and binding on the Company and Optionee. As used in this Agreement, the term “Administrator” shall refer to the committee of the Board of Directors of the Company appointed to administer the Option, and if no such committee has been appointed, the term Administrator shall mean the Board of Directors.

13. Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given when delivered personally or three days after being deposited in the United States mail, as certified or registered mail, with postage prepaid and addressed, if to the Company, at its principal place of business, Attention: Chief Financial Officer, and if to Optionee, at his or her most recent address as shown in the employment or stock records of the Company.

14. Annual and Other Periodic Reports. During the term of this Agreement, the Company will furnish to Optionee copies of all annual and other periodic financial and informational reports that the Company distributes generally to its stockholders.

15. Governing Law. The validity, construction, interpretation and effect of this Option shall be governed by and determined in accordance with the laws of the State of Delaware.

16. Severability. Should any provision or portion of this Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Agreement shall be unaffected by such holding.

17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CORTEX PHARMACEUTICALS, INC.,		“OPTIONEE”
a Delaware corporation		Leslie J. Street

By:	/s/ Maria S. Messinger	/s/ Leslie Street
Signature
Its:	VP and CFO

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